Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ImmunityBio, Inc. 2025 Equity Incentive Plan of our reports dated March 3, 2025, with respect to the consolidated financial statements of ImmunityBio, Inc. and the effectiveness of internal control over financial reporting of ImmunityBio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
June 23, 2025